Exhibit 21

SUBSIDIARIES OF MERCANTILE BANK CORPORATION

Mercantile Bank of Michigan, a Michigan banking corporation

Wholly-owned bank subsidiary of Mercantile Bank Corporation

Mercantile Bank Capital Trust I, Firstbank Capital Trust I, Firstbank Capital Trust II, Firstbank Capital Trust III, and Firstbank Capital Trust IV

Each a Delaware business trust subsidiary of Mercantile Bank Corporation

Mercantile Insurance Center, Inc., a Michigan business corporation

Wholly-owned subsidiary of Mercantile Bank of Michigan

Mercantile Bank Real Estate Co., LLC, a Michigan limited liability company

99% owned by Mercantile Bank of Michigan and 1% owned by Mercantile Insurance Center, Iinc.

West Lake Associates, LLC, a Michigan limited liability company

Wholly-owned subsidiary of Mercantile Bank of Michigan

Saint J. Properties, LLC, a Michigan limited liability company

Wholly-owned subsidiary of Mercantile Bank of Michigan

Niles Agency, Inc., a Michigan corporation

Wholly-owned subsidiary of Mercantile Bank of Michigan

1st Title Agency, Inc., a Michigan corporation

Wholly-owned subsidiary of Mercantile Bank of Michigan

1st Investors Title, LLC

24%-owned subsidiary of Mercantile Bank of Michigan

With the exception of the capital trusts, all of the subsidiaries named above were organized under the laws of the State of Michigan. The capital trusts were organized under the laws of the State of Delaware.